SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 19, 2009
Date of report (Date of earliest event reported)

Petroleum Development Corporation
Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

1775 Sherman Street, Suite 3000, Denver, CO 80203
Address of Principal Executive Offices

303-860-5800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2009 the Company entered a separation agreement with Eric R. Stearns, Executive Vice President ("Agreement").  The effective date of this resignation is June 18, 2009 ("Termination Date").  The Company has acknowledged that Mr. Stearns’ resignation constitutes "good reason" under the terms of his current employment agreement, as a result of significant changes in his responsibilities. Within 30 calendar days following the Termination Date, the Company is required to pay Mr. Stearns a lump sum in cash of $2,001,000, in accordance with the provisions of his employment agreement and the Agreement.  Additionally, the Agreement acknowledges that 14,500 shares of restricted stock will become fully vested on the Termination Date.   The Company will pay to Mr. Stearns his retirement benefits that he earned while an employee of the Company in accordance with the terms of his employment agreement.

EXHIBIT INDEX

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	May 22, 2009

By:	/s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel